                                                                    EXHIBIT 32.1

                           SECTION 1350 CERTIFICATION

         In connection with the Annual Report of Central Parking Corporation (the "Company") on Form 10-K for the year ending September 30, 2003 as filed with the Securities and Exchange Commission on December 23, 2003 (the "Report"), I, Monroe J. Carell, Jr., Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (b) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                         /s/ MONROE J. CARELL, JR.
                                         --------------------------------------
                                          Monroe J. Carell, Jr.
                                          Chairman and Chief Executive Officer

         A SIGNED ORIGINAL OF THIS WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO CENTRAL PARKING CORPORATION AND WILL BE RETAINED BY CENTRAL PARKING CORPORATION AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.

         The foregoing certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. ss 1350, and is not being filed for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing. This certification is executed as of December 23, 2003.